Exhibit 4.1

               FORM OF CERTIFICATE FOR COMMON STOCK

                      [Front of Certificate]

COMMON STOCK                                      COMMON STOCK
                                               WITHOUT PAR VALUE

Number _________                                 Shares ________

THIS CERTIFICATE IS TRANSFERABLE IN
RIDGEFIELD PARK, N.J. AND NEW YORK, N.Y.


ORGANIZED UNDER THE LAWS OF THE              CUSIP 845905 10 8
COMMONWEALTH OF PENNSYLVANIA                 SEE REVERSE FOR
                                             CERTAIN DEFINITIONS

                      Sovereign Bancorp, Inc.


  THIS CERTIFIES THAT ____________ IS THE OWNER OF ____________

   FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Sovereign Bancorp, Inc. transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: ____________

COUNTERSIGNED AND REGISTERED:
     MELLON INVESTOR SERVICES LLC
                             TRANSFER AGENT
                             AND REGISTRAR
BY
                                            ____________________
                                                   CHAIRMAN

     __________________        _______________    ______________
     AUTHORIZED OFFICER        SECRETARY          PRESIDENT


                         [Corporate Seal]



                        [Back of Certificate]

                              Sovereign
                            Bancorp, Inc.

     The Corporation will furnish to any stockholder, upon request and without charge, a full or summary statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between shares of each series of preferred or special class of shares so far as the same have been fixed and determined, and the authority of the Board of Directors of the Corporation to fix and determine the relative rights and preferences of subsequent series of such preferred or special classes.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM __ as tenants in common    UNIF GIFT MIN ACT - Custodian
TEN ENT __ as tenants by the            (Cust)      (Minor)
           entireties              under Uniform Gifts to Minors
JT TEN  __ as joint tenants        Act__________________________
           with right of                       (State)
           survivorship and
           not as tenants
           in common

             Additional abbreviations may also be used though not in the above list.

For Value Received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
________________________
________________________________________________________________
________________________________________________________________
           (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                 INCLUDING ZIP CODE, OF ASSIGNEE)
________________________________________________________________
_________________________________________________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________ Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:________________________________


  SIGNATURES GUARANTEED

By____________________________________
   THE SIGNATURE(S) SHOULD BE
   GUARANTEED BY AN ELIGIBLE
   GUARANTOR INSTITUTION, (Banks,
   Stockbrokers, Savings and Loan
   Associations and Credit Unions) WITH
   MEMBERSHIP IN AN APPROVED SIGNATURE
   GUARANTEE MEDALLION PROGRAM PURSUANT
   TO S.E.C. RULE 17Ad-15.

NOTICE:  THE SIGNATURE TO THIS
         ASSIGNMENT MUST CORRESPOND WITH
         THE NAME AS WRITTEN UPON THE FACE
         OF THE CERTIFICATE IN EVERY
         PARTICULAR, WITHOUT ALTERATION
         OR ENLARGEMENT OR ANY CHANGE
         WHATEVER.


Sovereign Bancorp, Inc. is listed on the New York Stock Exchange
(NYSE).

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Sovereign Bancorp, Inc. (the "Company") and Mellon Investor Services LLC, as successor to The Chase Manhattan Bank, successor to Chemical Bank (the "Rights Agent") dated as of September 19, 1989 and amended September 27, 1995 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company or the Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, an Adverse Person, or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.